UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2005

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13195	58-2299339
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

950 East Paces Ferry Road Suite 1575 Atlanta, GA 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 949-2100

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 7.01 Regulation FD Disclosure.

The Company’s longstanding policy is not to provide guidance to investors or other market participants about anticipated earnings for future periods. The Company also does not adopt, accept, endorse or correct estimates about future earnings that might be generated by such third parties based on such parties’ own models or scenarios.

At the same time, however, the Company frequently provides outlook information concerning revenue, gross margins, operating income, taxes and debt in its quarterly earnings conference calls, and it did so with respect to some such items during its May 3, 2005 conference call following the announcement of first quarter results. That outlook information is unaffected by the clarification below, which relates to the Company’s response to certain questions during that call.

From time to time, in response to specific questions about calculations made by third parties using their own models to prepare future estimates, the Company has indicated whether the mathematics are correct or incorrect. In such cases, the Company does not indicate any position on the appropriateness of any such model for the purpose it is being used by the third party, or the correctness or incorrectness of the assumptions or other scenarios being used in applying the model, unless a specific assumption or scenario has otherwise been expressly provided by the Company. During the Company’s May 3, 2005 conference call, the Company responded to such a question by a call participant.

        It has come to the Company’s attention that certain persons who were listening to the May 3 conference call (or who thereafter listened to the record of it) have incorrectly perceived the Company’s response to the participant’s question to be an acceptance or endorsement of the earnings number that resulted from the mathematics of the participant’s calculation, and that it constitutes earnings guidance by the Company with respect to that mathematical result. The Company has reviewed the Q&A exchanges it had with all participants during the May 3 conference call to determine the reason for such incorrect perceptions, and to assess whether a clarification is warranted. The Company recognizes that it did not reiterate clearly during the conference call its longstanding policy of not providing earnings guidance and not adopting, accepting, endorsing or correcting any earnings estimates derived by others, and that it did not repeat that reminder (as it usually does) at the time it responded to the participant’s questions. Rather, believing that its longstanding policy in that regard was clearly understood, the Company simply responded “yes” to the mathematics of the participant’s calculation.

The Company believes that any perception that it provided guidance as to any anticipated future earnings amount as a result of Q&A exchanges during the conference call is unwarranted, as well as incorrect, although the Company can see how a person unfamiliar with the Company’s longstanding policy may have misunderstood. In order to remove all doubt, for all persons, the Company is making this statement as a clarification.

The Company did not intend to provide, and did not provide, guidance about any anticipated future earnings amount during the May 3 conference call. The Company did not and does not adopt, accept or endorse, as being consistent with any internal and confidential estimates of the Company, the possible earnings amount derived or anticipated by any call participant’s questions to the Company. It should also be noted, as a further reminder of the Company’s policy, that Company’s response to any such question also does not constitute an adoption, acceptance or endorsement of the underlying model or the factors that may have been used (or not used) in it.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2005
/s/ Jack P. Healey
Jack P. Healey
Senior Vice President and Chief Financial Officer